SECURITIES AND EXCHANGE COMMISSION
                           Washington D.C. 20549



                                  FORM 8-K



                               Current Report

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934





Date of Report (Date of earliest event reported) March 25, 1998
                                                 -----------------


                                ACE LIMITED
           (Exact name of registrant as specified in its charter)


Cayman Islands                       1-11778                 Not Applicable
(State or other jurisdiction       (Commission              (I.R.S. Employer
of Incorporation)                  File Number)             Identification No.)


The ACE Building
30 Woodbourne Avenue
Hamilton, Bermuda                                                 HM 08
(Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code: (441) 295-5200
                                                    -----------------

                           Not Applicable
(Former name or former address, if changed since last report)

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Item 5.           Other Events.

         On March 25, 1998, ACE Limited ("ACE") entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") with CAT Limited ("CAT") and the shareholders of CAT, providing for the acquisition by ACE of all of the outstanding shares of capital stock of CAT for approximately $711 million. The Stock Purchase Agreement is subject to customary closing conditions and is expected to close in early April 1998.

         On March 26, 1998, ACE issued a press release announcing that it
had entered into the Stock Purchase Agreement.   A copy of the press release
announcing the entering into of the Stock Purchase Agreement is included as an exhibit to this Current Report on Form 8-K. Also included as an exhibit to this Current Report on Form 8-K is condensed financial information of CAT Limited.

Item 7.           Financial Statements and Exhibits.

         (a)      Not Applicable

         (b)      Exhibits.

         99.1     Press Release dated March 26, 1998.

         99.2     Condensed Financial Information of CAT Limited




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                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: March 31, 1998                       ACE LIMITED


                                            By:  /s/ Peter Mear
                                                 ----------------------------
                                                 Peter Mear
                                                 General Counsel and Secretary


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                               EXHIBIT INDEX

Exhibit
Number                              Description
-------                             -----------

99.1              Press Release dated March 26, 1998.

99.2              Condensed Financial Information of CAT Limited